Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2023.

Oxford Square Also Announces Declaration of Distributions on Common Stock for the Months Ending October 31, November 30, and December 31, 2023 and a Special Distribution of $0.12 Per Share Payable on September 29, 2023.

GREENWICH, CT – 8/10/2023 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2023.

•	On August 3, 2023, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
September 30, 2023*	September 15, 2023	September 29, 2023	$0.120
October 31, 2023	October 17, 2023	October 31, 2023	$0.035
November 30, 2023	November 16, 2023	November 30, 2023	$0.035
December 31, 2023	December 15, 2023	December 29, 2023	$0.035

* Special Distribution.

•	Net asset value (“NAV”) per share as of June 30, 2023 stood at $2.88, compared with a NAV per share on March 31, 2023 of $2.80.

•	Net investment income (“NII”) was approximately $6.7 million, or $0.13 per share, for the quarter ended June 30, 2023, compared with approximately $6.5 million, or $0.13 per share, for the quarter ended March 31, 2023.

•	Total investment income for the quarter ended June 30, 2023 amounted to approximately $13.5 million, compared with approximately $12.9 million for the quarter ended March 31, 2023.

o	For the quarter ended June 30, 2023 we recorded investment income from our portfolio as follows:

▪	$8.8 million from our debt investments; and

▪	$4.7 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended June 30, 2023 were approximately $6.8 million, compared with total expenses of approximately $6.5 million for the quarter ended March 31, 2023.

•	As of June 30, 2023, the following metrics applied (note that none of these metrics represented a total return to shareholders):
o	The weighted average yield of our debt investments was 12.8% at current cost, compared with 12.4% as of March 31, 2023;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.2%, compared with 9.1% as of March 31, 2023; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 18.4%, compared with 15.3% as of March 31, 2023.

•	For the quarter ended June 30, 2023, we recorded a net increase in net assets resulting from operations of approximately $11.6 million, consisting of:
o	NII of approximately $6.7 million;
o	Net realized losses of approximately $3.3 million; and
o	Net unrealized appreciation of approximately $8.3 million.

•	During the second quarter of 2023, we did not make any new investments and received approximately $14.3 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.5 based on total principal amount as of June 30, 2023, compared with a weighted average credit rating of 2.2 based on total fair value and 2.5 based on total principal amount as of March 31, 2023.

•	As of June 30, 2023, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $450,000. Also, as of June 30, 2023, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $8.4 million.

We will hold a conference call to discuss second quarter results today, Thursday, August 10th, 2023 at 9:00 AM ET. The toll-free dial-in number is 1-833-470-1428, access code number 351878. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 209713.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $478,419,709 and $495,000,997, respectively)	$297,723,804	$310,347,097
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	8,422,453	4,349,818
Cash and cash equivalents	43,029,280	9,019,164
Interest and distributions receivable	4,122,925	3,492,716
Other assets	960,242	785,640
Total assets	$354,258,704	$327,994,435
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $244,640 and $405,657, respectively	$64,125,585	$63,964,568
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $661,146 and $776,766, respectively	44,129,604	44,013,984
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,962,575 and $2,153,762 respectively	78,537,425	78,346,238
Base Fee and Net Investment Income Incentive Fee payable to affiliate	2,557,012	1,323,573
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	1,280,810	458,001
Total liabilities	191,846,545	189,322,473

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 56,395,751 and 49,844,796 shares issued and outstanding, respectively	563,957	498,447
Capital in excess of par value	451,031,685	434,737,950
Total distributable earnings/(accumulated losses)	(289,183,483)	(296,564,435)
Total net assets	162,412,159	138,671,962
Total liabilities and net assets	$354,258,704	$327,994,435
Net asset value per common share	$2.88	$2.78

OXFORD SQUARE CAPITAL CORP.
STATEMENTS OF OPERATIONS – (unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$8,799,180	$5,674,538	$17,093,340	$10,924,687
Income from securitization vehicles and investments	4,329,300	4,062,469	8,708,795	8,503,664
Other income	384,500	202,544	652,643	377,070
Total investment income from non-affiliated/non-control investments	13,512,980	9,939,551	26,454,778	19,805,421
Total investment income	13,512,980	9,939,551	26,454,778	19,805,421
EXPENSES
Interest expense	3,087,951	3,087,952	6,173,317	6,173,318
Base Fee	1,257,688	1,565,181	2,417,334	3,171,684
Professional fees	281,928	310,931	617,808	655,453
Compensation expense	190,159	219,830	457,124	454,833
General and administrative	730,149	412,129	1,103,322	756,231
Total expenses before incentive fees	5,547,875	5,596,023	10,768,905	11,211,519
Net Investment Income Incentive Fees	1,299,324	—	2,529,308	—
Total expenses	6,847,199	5,596,023	13,298,213	11,211,519
Net investment income	6,665,781	4,343,528	13,156,565	8,593,902
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	4,900,785	(46,845,141)	3,957,995	(60,535,837)
Affiliated investments	3,352,146	602,253	4,072,635	803,100
Total net change in unrealized appreciation/(depreciation) on investments	8,252,931	(46,242,888)	8,030,630	(59,732,737)
Net realized losses:
Non-affiliated/non-control investments	(3,331,308)	(1,536,051)	(3,331,308)	(493,765)
Total net realized losses	(3,331,308)	(1,536,051)	(3,331,308)	(493,765)
Net increase/(decrease) in net assets resulting from operations	$11,587,404	$(43,435,411)	$17,855,887	$(51,632,600)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.13	$0.09	$0.26	$0.17
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.23	$(0.87)	$0.36	$(1.04)
Weighted average shares of common stock outstanding (Basic and Diluted):	50,542,374	49,736,300	50,202,259	49,718,630
Distributions per share	$0.105	$0.105	$0.210	$0.210

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Per Share Data
Net asset value at beginning of period	$2.80	$4.65	$2.78	$4.92
Net investment income(1)	0.13	0.09	0.26	0.17
Net realized and unrealized gains/(losses)(2)	0.10	(0.96)	0.09	(1.21)
Net increase/(decrease) in net asset value from operations	0.23	(0.87)	0.35	(1.04)
Distributions per share from net investment income	(0.11)	(0.09)	(0.21)	(0.17)
Tax return of capital distributions(3)	—	(0.02)	—	(0.04)
Total distributions	(0.11)	(0.11)	(0.21)	(0.21)
Effect of shares issued	(0.04)	—	(0.04)	—
Net asset value at end of period	$2.88	$3.67	$2.88	$3.67
Per share market value at beginning of period	$3.16	$4.19	$3.12	$4.08
Per share market value at end of period	$2.65	$3.64	$2.65	$3.64
Total return based on Market Value(4)	(13.00)%	(10.75)%	(9.15)%	(6.00)%
Total return based on Net Asset Value(5)	6.61%	(18.82)%	11.15%	(21.14)%
Shares outstanding at end of period	56,395,751	49,761,360	56,395,751	49,761,360

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$162,412	$182,793	$162,412	$182,793
Average net assets (000’s)	$144,439	$207,048	$141,852	$222,414
Ratio of expenses to average net assets(6)	18.96%	10.81%	18.75%	10.08%
Ratio of net investment income to average net assets(6)	18.46%	8.39%	18.55%	7.73%
Portfolio turnover rate(7)	1.48%	1.79%	2.60%	12.19%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Ratio of expenses to average net assets:
Operating expenses before incentive fees	15.36%	10.81%	15.18%	10.08%
Net investment income incentive fees	3.60%	—%	3.57%	—%
Ratio of expenses, excluding interest expenseto average net assets	10.41%	4.85%	10.05%	4.53%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280